Phoenix Technologies Appoints Robert Andersen CFO

MILPITAS, Calif. — June 23, 2010 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems software (CSS), today announced the appointment of Robert Andersen as Chief Financial Officer, effective immediately. Mr. Andersen has served as the Company’s interim CFO since March 2010 and Vice President of Finance since 2008.

“Since I joined the Company, Robert and I have been working closely together to return the Company to financial health through dedicated focus on our core CSS business,” said Tom Lacey, President and CEO of Phoenix Technologies. “Robert has demonstrated the kind of financial leadership, acumen and insight we need to help get the Company back on a sustainable, profitable growth track. In particular, Robert provided important contributions to our recent successful non-core asset divestitures for gross proceeds of $20.3 million and we are now in a stronger position to execute on our core growth strategy. Under Robert’s charge, we have taken a careful review of our financials and believe we are well on our way to meeting our second half of the year guidance and are gaining increasing visibility into our financial model for future periods.”

Mr. Andersen joined the Company in 2008 as Vice President of Finance and was responsible for controllership, financial planning, external reporting, and tax. He has more than 17 years of corporate finance experience. Prior to joining Phoenix, Mr. Andersen spent six years in senior financial roles at Wind River Systems, Inc., a leading embedded systems software company. He began his finance career at Hewlett-Packard Company, where he served in various controller, treasury and technology finance management roles.

About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products — SecureCore Tiano™ and Embedded BIOS® — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 190 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.

Phoenix, Phoenix Technologies, SecureCore Tiano, Embedded BIOS, and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.

To be added to the Company’s email distribution for future news releases, please send your request to phoenix@tpg-ir.com.

Safe Harbor

The statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, execution on our growth strategy and our financial performance. These statements involve risk and uncertainties, including: changes in demand for our products and services in adverse economic conditions; our dependence on key customers; our ability to enhance existing products and develop and market new products and technologies successfully; our ability to achieve and maintain profitability and positive cash flow from operations; our ability to meet our capital requirements in the future; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to maintain the average selling price of our core systems software; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; our ability to generate additional capital on terms acceptable to us; timing of payment by our customers; risks associated with any acquisition or disposition strategy that we might employ; costs and results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; the volatility of our stock price; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; fluctuations in our operating results and our ability to manage expenses consistent with our revenues; the effects of any software viruses or other breaches of our network security; failure to timely upgrade our information technology system; defects or errors in our products and services; consolidation in the industry in which we operate; risk associated with use of open source software; any material weakness in our internal controls over financial reporting; changes in financial accounting standards and our cost of compliance; business disruptions due to acts of war, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; anti-takeover provisions in our charter documents; changes in our effective tax rates; and the validity of our tax positions. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

Contact:

The Piacente Group, Inc.
Investor Relations
Brandi Floberg
Tel. 1-212-481-2050
phoenix@thepiacentegroup.com